CONFIDENTIAL PPM - NEW YORK STATE RESIDENTS ONLY
             PART C: SUBSCRIPTION AGREEMENT & INVESTOR QUESTIONNAIRE

         By signing this Subscription Agreement and Purchaser Questionnaire (the "Subscription Agreement"), I, the undersigned subscriber, (hereinafter referred to as "I", "me", "Investor" or "Subscriber") hereby unconditionally subscribe for the Shares of CHDT Corp., a Florida corporation, in the number set forth below:

                             SUBSCRIPTION AGREEMENT
                               DATED JUNE 18, 2007

         This Subscription Agreement ("Agreement" or "Subscription") for Shares in the Company is being made in accordance with this Private Placement Memorandum of the Company, dated June 18, 2007, and consisting of the foregoing summary of the Offering, this Subscription Agreement and the attached Information Statement with attached and incorporated by reference documents (collectively, the "Private Placement Memorandum"). YOU MAY WITHDRAW YOUR SUBSCRIPTION AND INVESTMENT WITHIN THREE (3) DAYS AFTER RECEIPT BY THE COMPANY - WITH OR WITHOUT REASON - AND YOU MAY DO SO WITHOUT ANY LIABILITY TO YOU. AFTER THE THREE (3) DAYS PERIOD, THE COMPANY MAY RECEIVE THE FUNDS OF YOUR INVESTMENT IF ALL OTHER CONDITIONS OF THE OFFERING ARE MET.

                          ACKNOWLEDGMENT AND AGREEMENT

         I, the undersigned subscriber (hereinafter referred to as "I", "me", "my", "mine", or "Subscriber") hereby acknowledge and agree, for the specific benefit and reliance of the Company and its organizers, members, managers and controlling persons, as follows:

         The Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any state, including New York State, securities laws. The Shares have not been qualified or registered with the office of the Attorney General of New York State or any other state securities agency. The Shares may not be transferred unless registered under the Act or qualified with the securities regulatory agency of any state, which has jurisdiction over any such transfer unless an exemption from such registration or qualification is available. Transfer of the Shares is further restricted by this Agreement. I shall hold harmless the Company and its officers, directors, employees, "affiliates" (as defined in SEC rules) and controlling persons against loss or liability arising from the disposition, in violation of this Agreement, of the Shares subscribed for by this Agreement.

         INVESTOR SUITABILITY: You must be an "accredited investor" as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, to subscribe for Shares under this Offering. An "accredited investor" is an investor who is able to check either box A, B or C under Section 2 below.

         An investment in the Shares of the Company involves significant risk, including those set forth in this Private Placement Memorandum;

         The "Shares" are "restricted securities" (as defined in Rule 144 of the Securities Act of 1933, as amended) and may not be sold, encumbered, pledged, transferred or otherwise disposed without registration of the Shares under the Securities Act of 1933, as amended, and applicable state securities laws, or qualification for an exemption under federal securities laws and applicable New York State securities laws, and without a legal opinion satisfactory to the Company and opining that the Shares may be sold, encumbered, pledged, transferred or otherwise disposed without registration of the Shares under the Securities Act of 1933, as amended, and applicable state securities laws.

         Legends shall be placed on any certificates, which evidence the restrictions under federal and state securities laws and rules on the sale, transfer, encumbering or other disposition of the Shares; I had the opportunity to ask questions of and receive answers from the Company and its organizers about the offering, as I deemed necessary, to evaluate the merits and risks of an investment in the Company.

         I, or my purchaser representative, if any, received answers to our questions to our full satisfaction and obtained such additional information as we requested. I consulted with investment, accounting, legal, and/or tax advisors, as I deemed appropriate and necessary, to make a decision to invest in the Company.

         Neither the Company, nor any of its organizers, members, managers or controlling persons has made any representations or warranties, oral, written or otherwise, concerning the Company or the offering, other than those contained in the Private Placement Memorandum. In subscribing for the Shares, I am not relying on any information, other than the results of my own or my purchaser representative's independent review of the Private Placement Memorandum of the Company and the Private Placement Memorandum and the exhibits thereto, the Operating Agreement, and any other written information provided by the Company to me or my purchaser's representative at either my request or the request of my purchaser's representative.

         SECTION 1. SUBSCRIPTION AND PAYMENT FOR SHARES.

         I hereby subscribe for ___________________________ (_______) Shares, at
______________________________________________________________Dollars        and
________  Cents  ($_____________________)  per Share.  I enclose full payment of
__________________________ Dollars ($_________) for such Shares by check or wire transfer made payable to "Paul W. Richter, Attorney, In Trust for CHDT PPM 4/2007."

         You must subscribe for and purchase at least Twenty Five Thousand Dollars and No Cents ($25,000) of Shares based on a purchase price of $0.017 per Share. A subscriber may subscribe for the entire offering amount of Five Hundred Thousand Dollars and No Cents ($500,000) of Shares based on the same purchase price. The purchase price for the Shares is $0.017 per Share ("purchase price"), which is discounted from the closing Bid price of the Shares on the Over-the-Counter Bulletin Board or "OTCBB" of $0.02.

         SECTION  2.   REPRESENTATIONS   AND   WARRANTIES   REGARDING   PERSONAL
         INFORMATION

         The information set forth below is being furnished to the Company in order for the Company to determine whether you are qualified to purchase the Shares in light of the requirements of Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D under the Securities Act of 1933, as amended. You and your personal or investment representative agree that you have the knowledge and experience in financial and business affairs such that you are capable of evaluating the merits and risks of the proposed investment of the Shares. You and your personal or investment representative agree and understand that the Company will rely on your representations in this Agreement to determine and verify compliance of the Offering with Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D under the Securities Act of 1933, as amended. New York State securities laws do not require the registration or exemption from registration of Rule 506 offerings of securities. `

         As an inducement to the Company to sell the Shares subscribed for in this Agreement to me, and for the reliance of the Company and its organizers, members, angers, and controlling persons, I hereby represent and warrant to the Company and its organizers, members, managers, and controlling persons, the facts set forth below:

         I am over twenty-one (21) years old and legally competent to execute this Subscription Agreement;

         I have received and carefully read a copy of the Private Placement Memorandum of the Company, dated June 18, 2007, and I understand the contents of said Private Placement Memorandum;

         My state of residence for the last three (3) years has been New York State or;

         My primary and official residence for New York State law purposes is residence address is:
---------------------------------------------------------------

-----------------------------------------------------------------------;

         The state in which my spouse, if any, and I are registered to vote is New York State;

         My driver's license, if I have one, is a New York State driver's license;

         I do not intend to change my residence at this time;

         I am purchasing the Shares for my own account, for investment only, and not with a view to or for sale in connection with any distribution of the Shares;

         I understand the fundamental risks in investing in the Shares (e.g., the lack of liquidity, various conflicts of interest, and the tax consequences) as well as all of the risks described in the Private Placement Memorandum of the Company and the Private Placement Memorandum;

         I can bear the economic risk of the complete loss of this investment;

         I either have a preexisting personal or business relationship with the Company, or its organizers, members, managers, or controlling persons, or with an affiliate of the Company or such affiliates' organizers, members, managers or controlling persons, or by reason of my business or financial experience or the business or financial experience of my professional advisors who are unaffiliated with and who are not compensated by the Company or the organizers, members, managers, controlling persons, affiliates or selling agents, directly or indirectly, can be reasonably assumed to have the capacity to protect my own interests in connection with the transaction;

         As of the date of this Subscription Agreement, I, directly or indirectly, have an interest in the following investments that are or will be in competition with the services offered by the Company: The investment I am making in the Shares does not exceed twenty percent (20%) of my net worth;

         My Social Security Number/EIN is: ________________________________.

         My  educational  background  is:  _____________________________________


         My occupation is a physician and I practice with a medical specialty of: ----------------------------------------------------------- ;

         I have worked in this occupation for ____ years; If I have worked in this occupation for less than five (5) years, my prior occupation or profession was:_____________________________________________________;

         Please check one or more of the following boxes, as appropriate:

                  A. [__] My individual  annual gross income for each of the two
(2) most recent calendar years was in excess of Two Hundred Thousand Dollars ($200,000) and I reasonably expect to receive an annual gross income in excess of Two Hundred Thousand Dollars ($200,000) in this current calendar year;

                  B. [__] My joint annual gross income together with my spouse for each of the two (2) most recent calendar years was in excess of Three Hundred Thousand Dollars ($300,000) and I reasonably expect to receive a joint annual gross income together with my spouse in excess of Three Hundred Thousand Dollars ($300,000) in this current calendar year;

                  C. [__] I have a current net worth (either alone or jointly with my spouse) in excess of One Million Dollars ($1,000,000); or

                  [__] None of the above.

SECTION 3.  INDEMNITY:

         I agree to indemnify, defend and hold harmless the Company, and its organizers, officers, directors, "affiliates" (as defined by SEC rules), agents, attorneys and representatives from and against any and all losses, claims, demands, liabilities and expenses, including reasonable attorneys' fees, paraprofessional fees, and related costs at all levels of trial and appeal, to which the Company, and its organizers, members, managers or controlling persons may become subject or incur, arising out of or based upon any untrue statement or misrepresentation or alleged untrue statement or misrepresentation contained in this Agreement, or the omission or alleged omission to state herein a fact required to be stated herein or necessary to make the statements herein not misleading.

SECTION 4.   MISCELLANEOUS

         The laws of the State of New York shall govern the validity of this Subscription Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

         This Subscription Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         If any action at law or in equity is brought to enforce or interpret the terms of this Subscription Agreement, the prevailing party shall be entitled to reasonable attorney's, paraprofessional's and accounting fees and costs, including at all levels of trial and appeal, in addition to any other relief to which such party may be entitled.

         This Agreement may not be assigned by either party hereto. This Agreement is subject to rejection by the Company without explanation and for any reason or without reason.

         I understand that this PPM was prepared by Company's legal counsel, PW Richter, PLC, and that the legal counsel relied upon the Company and its management for the accuracy of all information contained herein. As such, I hereby hold PW Richter, Plc and its members and lawyers harmless from any and all claims, causes of action, judgments, damages, losses of any kind whatsoever and all other liabilities whatsoever that result from or are based upon my investment in the Shares, any statement or representation made in the PPM or otherwise by the Company. PW Richter, Plc does not warrant or verify any information or representations in this PPM. I also understand and agree that Paul Richter, a Member of PW Richter, plc, shall serve as the Escrow Agent.

                                  CERTIFICATION

I understand that the Company will rely on my responses to the foregoing questions and you hereby represent to the Company that:

         (1) The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether your subscription and purchase of Shares complies with Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D under the Securities Act of 1933, as amended, and a similar exemption under Virginia securities laws and regulations;

         (2) I will notify the Company of any material changes in any statement or response that I have made above or herein prior to the closing of the purchase of the Shares; and

         (3) I have sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment in the Shares and I am without doubt able to bear the economic risk of the loss of my entire investment in the Shares, which loss shall not affect my ability to fully and timely pay those debts and obligations that essential to the maintenance and support of my residence and dependents.

Executed at __________________________________________________,
 New York, this  _________day of  June 2007.

FOR NATURAL PERSON:

Signature:_________________________________________________

------------------------------------
Printed Full Legal Name


                            FOR BUSINESS ASSOCIATION


Name of Entity:________________________________________________

By: _____________________________________________________________

Name/Title:____________________________________________________


SEAL

                              CERTIFICATE OF SPOUSE

           (TO BE COMPLETED IF SUBSCRIBER IS A MARRIED NATURAL PERSON)

I certify that:

1. I am the spouse of the person who signed the foregoing Subscription Agreement (the "Subscription Agreement") relating to an investment in shares of CHDT Corp., formerly "China Direct Trading Corporation", a Florida corporation with its Common Stock quoted on the OTC Bulletin Board under the Symbol "CHDT.OB" (the "Company").

2. I have read and approve and agree to be bound by the provisions of that certain Private Placement Memorandum of the Company dated as of June 18, 2007, as well as all documents and exhibits attached thereto, including this Subscription Agreement.

3. I am aware that, by their provisions, the Private Placement Memorandum of the Company and all documents and exhibits attached thereto, including this Subscription Agreement, may apply to any community property interest, if any, that I may have in the Company, and I agree to be bound by and accept those provisions of the Private Placement Memorandum and all documents and exhibits attached thereto, including this Subscription Agreement.



Executed on _____ day of ________________________ 2007,  at ____________________
______________________________ (City or County _________________________________
in),_____________________________(State).

                Signature of Spouse:_____________________________

           Type or Print Name of Spouse:_____________________________